UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 22, 2013
POTASH AMERICA, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-150775	41-2247537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8th Floor – 200 South Virginia Street, Reno, Nevada		89501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(775) 398-3019
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On March 22, 2013, Barry Wattenberg, the Registrant’s former Chairman, President and Treasurer, sold a total of 80,000,000 shares of the Registrant’s common stock, representing 54.19% of the issued and outstanding common stock, to Matthew Markin.

Mr. Markin paid $100 to Mr. Wattenberg in connection with the share purchase from personal funds.

There were no arrangements or understanding between Mr. Wattenberg and Mr. Markin and their associates with respect to the election of directors or other matters.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective March 18th, 2013, Matthew Markin has been appointed to the Board of Directors and has been appointed as Chairman and President of the Registrant.

Barry Wattenberg has concurrently resigned as a director, Chairman, President and Treasurer of the Registrant, effective March 22nd, 2013.

There have been no disagreements between the Registrant and Barry Wattenberg.

Mr. Matthew Markin, age 47, holds degrees in science from Capilano University and the University of British Columbia.  Since 1999, Mr. Markin has served as president of The Markin Group of Companies in Los Angeles,

California, whereby he consults to large and small businesses in the areas of strategic planning, business development, capital formation, mergers and acquisitions, and related matters.

The Registrant does not currently have any material plan, contract or arrangement with Mr. Markin.  Prior to his resignation, Mr. Wattenberg had an employment agreement with the Company with a base salary of $10,000 per month.

Item 9.01	Financial Statements and Exhibits.
99.1	News Release dated March 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTASH AMERICA, INC.
/s/ Matthew Markin
Barry Wattenberg
President and Director

Date:	March 22, 2013